Exhibit 99.2

Entergy
639 Loyola Avenue
New Orleans, LA  70113

NewsRelease

Date:	Oct. 22, 2009
For Release:	Immediately
Contact:	Chanel Lagarde (News Media) (504) 576-4238 clagar1@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Entergy Reports Third Quarter Earnings

New Orleans, La.  Entergy Corporation (NYSE:ETR) today reported third quarter 2009 as-reported earnings of $455.2 million, or $2.32 per share, compared with $470.3 million, or $2.41 per share, for third quarter 2008. On an operational basis, Entergy’s third quarter 2009 earnings were $470.7 million, or $2.40 per share, compared with $487.3 million, or $2.50 per share, in third quarter 2008.

Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2009 vs. 2008
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
As-Reported Earnings	2.32	2.41	(0.09)	4.66	5.33	(0.67)
Less Special Items	(0.08)	(0.09)	0.01	(0.26)	(0.18)	(0.08)
Operational Earnings	2.40	2.50	(0.10)	4.92	5.51	(0.59)

*GAAP refers to United States generally accepted accounting principles.

Operational Earnings Highlights for Third Quarter 2009

·	Utility, Parent & Other’s results were lower due to higher income tax expense and higher operation and maintenance expense.
·	Entergy Nuclear’s earnings increased as a result of higher revenue from increased production due to fewer planned and unplanned outage days and higher other income.
·	Entergy’s Non-Nuclear Wholesale Assets’ results improved due to lower income tax expense.

“While we continue to experience the negative effects of the slowed economic recovery, we are also seeing the positive benefits from progress in key initiatives in both our utility and non-utility nuclear businesses,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer. “We are focused on constantly recalibrating our point of view as markets and government policies react to the financial crisis, managing our own risks and executing as opportunities arise.”

Other Business Highlights

·	Both Entergy Gulf States Louisiana and Entergy Louisiana reached settlements in outstanding formula rate plan (FRP) proceedings that included extension of each company’s FRP for the years 2008-2010.
·
Entergy and the staff of the Vermont Department of Public Service reached a Memorandum of Understanding (MOU) which resolves the remaining issues between these parties associated with the approval of the non-utility nuclear spin-off transaction in Vermont. The MOU has been filed with and must be approved by the Vermont Public Service Board.

·
For the eighth consecutive year Entergy was named to the Dow Jones Sustainability World Index and was one of only two U.S. utility companies listed. In addition, the Carbon Disclosure Project named Entergy to its Climate Disclosure Leadership Index for the sixth consecutive year.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Thursday, Oct. 22, 2009, with access by telephone, 719-457-2080, confirmation code 4133911. The call and presentation slides can also be accessed via Entergy’s Web site at www.entergy.com. A replay of the teleconference will be available through Oct. 29, 2009, by dialing 719-457-0820, confirmation code 4133911. The replay will also be available on Entergy’s Web site at www.entergy.com.
Utility, Parent & Other

In third quarter 2009, Utility, Parent & Other had as-reported earnings of $259.6 million, or $1.32 per share, compared to $286.0 million, or $1.47 per share, in third quarter 2008. On an operational basis, third quarter 2009 earnings were $264.8 million, or $1.35 per share, compared to $303.0 million, or $1.56 per share, in third quarter 2008. Operational results for Utility, Parent & Other in third quarter 2009 reflect the absence of the 2008 adjustment reducing income tax expense (associated with the liquidation of a subsidiary) and higher operation and maintenance expense. Partially offsetting lower results were higher net revenue and other income. The effects of hurricanes Gustav and Ike reduced revenue in third quarter 2008.

Residential sales in third quarter 2009, on a weather-adjusted basis, increased 3.2 percent compared to third quarter 2008. Commercial and governmental sales, on a weather-adjusted basis, increased 1.1 percent year over year. Industrial sales in the third quarter were down 6.3 percent compared to the same quarter of 2008.

The weak economy continued to depress sales in the industrial sector, but to a lesser extent than second quarter 2009, which reflected a 10 percent decline. Residential and commercial sales increases reflected the absence of two hurricanes that reduced usage in third quarter last year. Industrial sales in third quarter 2009 for large customers reflected continued weaknesses in chemicals and primary metals. Small and mid-sized industrial customers continue to be the industrial segments most negatively affected by weakness in the economy. Increased sales also included contributions from the warmer-than-normal weather particularly from mid June to early July, as reflected in July billed sales, compared to near-normal weather in third quarter 2008.

Entergy Nuclear

Entergy Nuclear earned $200.4 million, or $1.02 per share, on an as-reported basis and $210.7 million, or $1.07 per share, on an operational basis in third quarter 2009, compared to $205.3 million, or $1.05 per share, on as-reported and operational bases in third quarter 2008. Entergy Nuclear’s operational earnings increased as a result of higher revenue from higher generation due to fewer planned and unplanned outage days in the current quarter and increased other income primarily associated with decommissioning trust funds. An impairment was recognized on Entergy Nuclear’s decommissioning trust funds in third quarter 2008 versus no impairments in the current period where gains were recognized on investment transactions. Higher operation and maintenance expense during the quarter and the absence of the 2008 adjustment reducing income tax expense (associated with Massachusetts state tax law) were partially offsetting. Finally, as-reported results were further reduced by the special item for spin-off dis-synergies.

Non-Nuclear Wholesale Assets

Entergy’s Non-Nuclear Wholesale Assets business incurred a loss of $4.8 million, or two cents per share, on both as-reported and operational bases in third quarter 2009 compared to a loss of $21.0 million, or 11 cents per share, a year ago. Business results improved due primarily to lower income tax expense due to the absence of a 2008 adjustment associated with the redemption of an investment that had the effect of increasing income tax expense.

Outlook

Entergy is reaffirming 2009 earnings guidance in the range of $6.20 to $6.80 per share on an operational basis. As-reported guidance ranges from $6.00 to $6.60 per share and incorporates spin-off expenses for outside services through June 30, 2009, in addition to projected dis-synergies associated with the spin-off of Entergy’s non-utility nuclear business and plans to enter into a nuclear services joint venture.

Business Separation

The announced spin-off of Entergy’s non-utility nuclear business will establish a new independent, publicly traded company, Enexus Energy Corporation. In addition, Entergy and Enexus intend to enter into a nuclear services joint venture, with equal ownership, with the joint venture being named EquaGen LLC. The state regulatory decisions and financing continue as the critical path items in finalizing the spin-off transaction. The transactions are subject to various approvals. Regarding financing, on Oct. 1, 2009, Enexus executed Amendment No. 1 to its credit agreement dated Dec. 23, 2008, increasing the total facility amount to $1.2 billion from $1.175 billion. Enexus will not be permitted to draw down the facility until certain customary and transactional conditions are met on or prior to July 1, 2010. Final terms of the transactions and spin-off completion are subject to the approval of the Entergy Board of Directors.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $13 billion and approximately 14,700 employees.

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings, planned spin-off of its non-utility nuclear business and other operations is available in Entergy’s investor news release dated Oct. 22, 2009, a copy of which has been filed today with the Securities and Exchange Commission on Form 8-K and is available on Entergy’s investor relations Web site at www.entergy.com/investor_relations.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties.  There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in (i) Entergy’s Form 10-K for the year ended December 31, 2008, (ii) Entergy’s Form 10-Q for the quarters ended March 31 and June 30, 2009, and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934, (b) the uncertainties associated with efforts to remediate the effects of Hurricanes Gustav and Ike and the January 2009 Arkansas ice storm and recovery of costs associated with restoration, and (c) the following transactional factors (in addition to others described elsewhere in this news release and in subsequent securities filings): (i) risks inherent in the contemplated spin-off, joint venture and related transactions (including the level of debt to be incurred by Enexus Energy Corporation and the terms and costs related thereto), (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.  Entergy cannot provide any assurances that the spin-off or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.  The transaction is subject to certain conditions precedent, including regulatory approvals and the final approval by the Board of Directors of Entergy.

Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2009 vs. 2008
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
As-Reported
Utility, Parent & Other	1.32	1.47	(0.15)	2.32	2.56	(0.24)
Entergy Nuclear	1.02	1.05	(0.03)	2.34	2.90	(0.56)
Non-Nuclear Wholesale Assets	(0.02)	(0.11)	0.09	-	(0.13)	0.13
Consolidated As-Reported Earnings	2.32	2.41	(0.09)	4.66	5.33	(0.67)

Less Special Items
Utility, Parent & Other	(0.03)	(0.09)	0.06	(0.09)	(0.18)	0.09
Entergy Nuclear	(0.05)	-	(0.05)	(0.17)	-	(0.17)
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Consolidated Special Items	(0.08)	(0.09)	0.01	(0.26)	(0.18)	(0.08)

Operational
Utility, Parent & Other	1.35	1.56	(0.21)	2.41	2.74	(0.33)
Entergy Nuclear	1.07	1.05	0.02	2.51	2.90	(0.39)
Non-Nuclear Wholesale Assets	(0.02)	(0.11)	0.09	-	(0.13)	0.13
Consolidated Operational Earnings	2.40	2.50	(0.10)	4.92	5.51	(0.59)

Entergy Corporation
Consolidated Income Statement
Three Months Ended September 30
(in thousands)

	2009	2008	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Electric	$2,195,461	$3,209,000	(31.6)
Natural gas	24,030	41,981	(42.8)
Competitive businesses	717,604	712,903	0.7
Total	2,937,095	3,963,884	(25.9)
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	559,129	1,270,160	(56.0)
Purchased power	388,308	764,122	(49.2)
Nuclear refueling outage expenses	61,441	58,079	5.8
Other operation and maintenance	681,576	636,989	7.0
Decommissioning	50,069	47,515	5.4
Taxes other than income taxes	128,851	140,819	(8.5)
Depreciation and amortization	280,641	263,656	6.4
Other regulatory charges (credits) – net	(13,224)	30,452	(143.4)
Total	2,136,791	3,211,792	(33.5)
Operating Income	800,304	752,092	6.4
Other Income (Deductions):
Allowance for equity funds used during construction	14,770	10,411	41.9
Interest and dividend income	64,730	37,533	72.5
Other than temporary impairment losses	(457)	(7,133)	(93.6)
Equity in earnings of unconsolidated equity affiliates	1,316	1,459	(9.8)
Miscellaneous - net	4,423	5,200	(14.9)
Total	84,782	47,470	78.6
Interest and Other Charges:
Interest on long-term debt	130,132	128,746	1.1
Other interest - net	22,625	33,229	(31.9)
Allowance for borrowed funds used during construction	(8,252)	(5,939)	38.9
Total	144,505	156,036	(7.4)
Income Before Income Taxes	740,581	643,526	15.1
Income Taxes	280,414	168,239	66.7
Consolidated Net Income	460,167	475,287	(3.2)
Preferred Dividend Requirements of Subsidiaries	4,998	4,998	-
Net Income Attributable to Entergy Corporation	$455,169	$470,289	(3.2)

Earnings Per Average Common Share
Basic	$2.35	$2.47	(4.9)
Diluted	$2.32	$2.41	(3.7)

Average Number of Common Shares Outstanding - Basic	193,424,904	190,379,009
Average Number of Common Shares Outstanding - Diluted	195,875,241	194,960,830

Entergy Corporation
Consolidated Income Statement
Nine Months Ended September 30
(in thousands)

	2009	2008	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Electric	$6,140,823	$7,779,450	(21.1)
Natural gas	126,914	185,361	(31.5)
Competitive businesses	1,979,259	2,128,077	(7.0)
Total	8,246,996	10,092,888	(18.3)
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,927,692	2,537,498	(24.0)
Purchased power	1,034,483	2,132,967	(51.5)
Nuclear refueling outage expenses	178,454	165,177	8.0
Other operation and maintenance	2,021,462	1,958,566	3.2
Decommissioning	148,119	140,327	5.6
Taxes other than income taxes	385,649	375,332	2.7
Depreciation and amortization	799,183	756,617	5.6
Other regulatory charges (credits) – net	(29,371)	99,970	(129.4)
Total	6,465,671	8,166,454	(20.8)
Operating Income	1,781,325	1,926,434	(7.5)
Other Income (Deductions):
Allowance for equity funds used during construction	47,499	28,782	65.0
Interest and dividend income	170,007	143,273	18.7
Other than temporary impairment losses	(85,396)	(35,193)	142.7
Equity in loss of unconsolidated equity affiliates	(442)	(2,042)	(78.4)
Miscellaneous - net	(20,468)	(2,439)	739.2
Total	111,200	132,381	(16.0)
Interest and Other Charges:
Interest on long-term debt	383,255	371,793	3.1
Other interest - net	69,406	93,795	(26.0)
Allowance for borrowed funds used during construction	(26,547)	(15,992)	66.0
Total	426,114	449,596	(5.2)
Income Before Income Taxes	1,466,411	1,609,219	(8.9)
Income Taxes	534,101	544,256	(1.9)
Consolidated Net Income	932,310	1,064,963	(12.5)
Preferred Dividend Requirements of Subsidiaries	14,993	14,971	0.1
Net Income Attributable to Entergy Corporation	$917,317	$1,049,992	(12.6)

Earnings Per Average Common Share
Basic	$4.73	$5.48	(13.7)
Diluted	$4.66	$5.33	(12.6)

Average Number of Common Shares Outstanding - Basic	194,044,214	191,444,611
Average Number of Common Shares Outstanding - Diluted	197,382,562	197,064,629

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended September 30

	2009	2008	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	11,213	10,671	5.1	3.2
Commercial	8,131	7,997	1.7	1.0
Governmental	663	649	2.2	1.6
Industrial	9,473	10,110	(6.3)	(6.3)
Total to Ultimate Customers	29,480	29,427	0.2	(0.7)
Wholesale	1,164	1,431	(18.7)
Total Sales	30,644	30,858	(0.7)

Nine Months Ended September 30
	2009	2008	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	26,206	26,055	0.6	0.7
Commercial	20,842	20,922	(0.4)	(0.3)
Governmental	1,802	1,805	(0.2)	(0.4)
Industrial	26,402	29,217	(9.6)	(9.6)
Total to Ultimate Customers	75,252	77,999	(3.5)	(3.5)
Wholesale	3,864	4,160	(7.1)
Total Sales	79,116	82,159	(3.7)

September 30

	2009	2008	% Change
Electric Customers (End of period):
Residential	2,335,387	2,308,250	1.2
Commercial	330,922	328,070	0.9
Governmental	15,652	15,344	2.0
Industrial	47,647	49,199	(3.2)
Total Ultimate Customers	2,729,608	2,700,863	1.1
Wholesale	29	29	-
Total Customers	2,729,637	2,700,892	1.1